SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 21, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 9.     Regulation FD Disclosure and Item 12. Results of Operations and Financial Conditions

On October 21, 2003, Convergys Corporation reported its results for the third quarter ended September 30, 2003. The earnings release for the third quarter ended September 30, 2003 is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 9 and Item 12 of Form 8-K.

The earnings release contains non-GAAP financial measures, including pro forma net income and pro forma diluted earnings per share, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release. In addition to the non-GAAP financial measures contained in the earnings release, during the one-hour conference call scheduled on Wednesday, October 22, at 10:00 AM, EDT, to discuss the company’s third quarter results, Convergys will disclose free cash flow, which is a non-GAAP financial measure defined as cash flows from operations less the change in the balance of the accounts receivable securitization and capital expenditures. A reconciliation of free cash flow to the comparable GAAP measure is available at www.convergys.com in the section “Invest in Convergys.”

These non-GAAP financial measures should not be construed as being more important to comparable GAAP measures. They are presented because Convergys Corporation management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

Item 7.     Exhibits

(c)	Exhibits:

99.1—Earnings Release of Convergys Corporation dated October 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/S/ WILLIAM H. HAWKINS II

William H. Hawkins II Senior Vice President General Counsel and Secretary

Date: October 21, 2003

EXHIBIT INDEX

Exhibit No.
99.1	Earnings Release of Convergys Corporation dated October 21, 2003